                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): April 25, 1999


                          EVEREN CAPITAL CORPORATION
                          --------------------------
            (Exact name of Registrant as Specified in Its Charter)


             Delaware                    1-13940             36-4019175
   (State or other jurisdiction        (Commission         (IRS Employer
         of incorporation)            File Number)      Identification No.)


       77 West Wacker Drive, Chicago, Illinois      60601
       (Address of Principal Executive Offices)   (Zip Code)


       Registrant's telephone number, including area code:  312-574-6000

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Item 5.   Other Events.

          On April 25, 1999 EVEREN Capital Corporation ("EVEREN") and First Union Corporation ("First Union") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which EVEREN will be merged with and into First Union, with First Union being the surviving corporation; alternatively, the merger may be structured as a merger of EVEREN with a wholly owned subsidiary of First Union. In the merger, each outstanding share of EVEREN common stock (other than shares held by EVEREN, First Union or other subsidiaries) will be converted into the right to receive 0.555 shares of First Union common stock.

          The merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Consummation of the merger is subject to various conditions, including receipt of the necessary approvals of EVEREN's stockholders and receipt of required regulatory approvals.

          As an inducement and condition to First Union's entering into the Merger Agreement, EVEREN and First Union entered into a Stock Option Agreement (the "Option Agreement"), whereby, among other things, EVEREN granted to First Union an option to purchase 19.9% of the outstanding shares of EVEREN common stock at a price per share of $28.4375, the closing price of EVEREN common stock on April 26, 1999, the trading day on which the transaction was announced. The option only becomes exercisable upon the occurrence of certain events, generally involving the acceptance by EVEREN of another transaction proposal or the acquisition by a third party of 25% or more of EVEREN's common stock.

          In connection with the Merger Agreement, EVEREN has entered into an amendment (the "Rights Agreement Amendment") to its Rights Agreement dated as of October 1, 1996 in order to render the rights issued thereunder inapplicable to the Merger Agreement and the Option Agreement and the transactions contemplated thereby.

          Also in connection with the Merger Agreement, and as an inducement and condition to First Union's entering into the Merger Agreement, James
          R. Boris, Chairman and Chief Executive Officer, and four other executive officers of EVEREN have entered into Voting Agreements (the "Voting Agreements") agreeing to vote their shares of EVEREN common stock in favor of the merger and against any competing transaction. The executives have agreed to vote an aggregate of 1,367,600, or approximately 3.86%, of the outstanding EVEREN

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          shares and any other shares they acquire. The Voting Agreements terminate upon the termination of the Merger Agreement.

          Copies of the Merger Agreement, the Option Agreement, the Voting Agreements (a form of which is attached as an exhibit to the Merger Agreement) and the Rights Agreement Amendment are attached hereto as exhibits, and the foregoing descriptions of such agreements are qualified in their entirety by reference to the full text of such exhibits. A joint press release announcing the transaction was issued on April 26, 1999, and is attached hereto as an exhibit, and the information contained therein is incorporated herein by reference.

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                                                                               4

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               2.1 Agreement and Plan of Merger, dated as of April 25, 1999, among EVEREN Capital Corporation and First Union Corporation.

               4.1 First Amendment to Rights Agreement (attached as Exhibit D to 2.1).

               10.1  Stock Option Agreement (attached as Exhibit C to 2.1).

               10.2  Form of Voting Agreement (attached as Exhibit B to 2.1).

               99 Press Release, dated April 26, 1999, announcing the execution of the Merger Agreement.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EVEREN CAPITAL CORPORATION

                                       By: /s/Arthur J. McGivern
                                          --------------------------------
                                           Arthur J. McGivern
                                           Senior Executive Vice President
                                           Chief Financial Officer


Dated:  May 3, 1999

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                                                                               6

                                 EXHIBIT INDEX

               2.1 Agreement and Plan of Merger, dated as of April 25, 1999, among EVEREN Capital Corporation and First Union Corporation.

               4.1 First Amendment to Rights Agreement (attached as Exhibit D to 2.1).

               10.1  Stock Option Agreement (attached as Exhibit C to 2.1).

               10.2  Form of Voting Agreement (attached as Exhibit B to 2.1).

               99 Press Release, dated April 26, 1999, announcing the execution of the Merger Agreement.